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                                                                   Exhibit 10.31

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of August 10, 2001 between Harmonic, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Second Amended and Restated Loan and Security Agreement, dated March 5, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Revolving Commitment in the original principal amount of Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all Indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

Hereinafter, all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement

          1. Section 6.8 entitled "Quick Ratio" is hereby amended to read as follows:

               A ratio of Quick Assets to Current Liabilities of at least .85 to 1.00

          2. Section 6.10 entitled "Maximum Loss" is hereby amended to read as follows:

               Borrower may suffer losses not to exceed:

               $15,000,000 for the fiscal quarter ending September 30, 2001; and $11,500,000 for the fiscal quarter ending December 31, 2001


     B.   Waiver of Covenant Default(s).

          1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the (i) Quick Ratio and (ii) Maximum Loss covenants as of quarter ended June 30, 2001. Bank's waiver of Borrower's compliance of these covenants shall apply only to the foregoing period. Accordingly, for the period ending September 30, 2001, Borrower shall be in compliance with these covenants, as amended herein.

               Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.


4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Five Thousand Dollars ($5,000) (the "Loan Fee") plus all out of pocket expenses.







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6.   NO  DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the indebtedness.

7. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Loan Agreement to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Loan Agreement shall be deemed to mean and refer to "the Uniform Commercial Code" as adopted by the State of California, as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower as set forth in the Loan Agreement. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code; goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software) as set forth in the Loan Agreement, supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.


8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Bank's receipt of Loan Fee.


     This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                      BANK:

HARMONIC, INC.                 SILICON VALLEY BANK

       Anthony Ley
By:______________________      By:_______________________

Name: ___________________      Name:_____________________

Title:___________________      Title:_____________________